As filed with the Securities and Exchange Commission on September 13, 2024.

Registration No. 333-278521

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________________________

Amendment No. 2 to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________

SPRINGVIEW HOLDINGS LTD
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrants name into English)

__________________________________________

Cayman Islands	1520	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

203 Henderson Road
#06-01
Henderson Industrial Park
Singapore 159546
(65) 6271 2282
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

__________________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue 3rd Floor New York, New York 10017 Telephone: (212) 588-0022	Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas 15th Floor New York, New York 10019 Telephone: (212) 451-2300

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Amendment No. 2 to Form F-1 (Amendment No. 2) is being filed solely for the purpose of filing Exhibit 5.1, 8.1 and 23.1 to this registration statement on Form F-1 (File No. 333-278521), or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 2 does not contain copies of the public offering prospectus included in the Registration Statement, which remains unchanged from Amendment No. 1 to the Registration Statement filed on August 7, 2024. This Amendment No. 2 consists only of the cover page, this explanatory note, the signature pages to the Registration Statement, the exhibit index and the filed exhibits.

EXHIBIT INDEX

Exhibit No.	Description of document
1.1†	Form of Underwriting Agreement
3.1†	Amended and Restated Memorandum of Association and Amended and Restated Articles of Association of the Registrant
5.1*	Opinion of Ogier regarding the validity of securities being registered
8.1*	Opinion of Ogier regarding Cayman Islands tax matters (included in Exhibit 5.1)
10.1†	Employment Agreement between Springview Cayman and Zhuo Wang
10.2†	Employment Agreement between Springview Cayman and Siew Yian Lee
10.3†	Employment Agreement between Springview Cayman and Jordan Yi Chun Tse
10.4†	Independent Director Offer Letter between Springview Cayman and Edward C Ye
10.5†	Independent Director Offer Letter between Springview Cayman and Mikael Charette
10.6†	Independent Director Offer Letter between Springview Cayman and Hung Yu Wu
10.7†	Director Offer Letter between Springview Cayman and Zhuo Wang
10.8†	Director Offer Letter between Springview Cayman and Siew Yian Lee
10.9†	Form of Design and Build Contract
10.10†	Form of Construction Contract
10.11†	Financial Support Letter of Zhuo Wang
10.12†	Contracting Arrangement between Springview Enterprises Pte. Ltd. and Springview Contracts Pte. Ltd.
10.13†	Employment Agreement between Springview Singapore and Zhuo Wang
10.14†	Employment Agreement & Salary Increase Notice between Springview Singapore and Siew Yian Lee
10.15†	Loan Disbursement Letter & Repayment Schedule of ANEXT Bank dated January 26, 2023
10.16†	Loan Agreement between Springview Singapore and DBS Bank dated July 17, 2023
10.17†	Loan Agreement between Springview Singapore and DBS Bank dated August 2, 2019
10.18†	Loan Approval Letter from OCBC Bank dated July 25, 2023
10.19†	Loan Approval Letter from Standard Chartered Bank dated June 22, 2022
10.20†	Loan Approval Letter from Standard Chartered Bank dated August 15, 2023
10.21†	Loan Approval Letter from Standard Chartered Bank dated February 18, 2021
10.22†	Loan Agreement between Springview Singapore and Ethoz Bank dated December 24, 2021
14.1†	Code of Ethics of the Registrant
14.2†	Insider Trading Policy
14.3†	Executive Compensation Recovery Policy of the Registrant
21.1†	List of Subsidiaries of the Registrant
23.1*	Consent of Marcum Asia CPAs LLP
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3†	Consent of Drew & Napier LLC
23.4†	Consent of Meritus Law LLC regarding WSHA and Building Control Act Charges and other legal matters
99.1†	Audit Committee Charter
99.2†	Compensation Committee Charter
99.3†	Nomination Committee Charter
99.4†	Consent of Edward C Ye as a director nominee
99.5†	Consent of Mikael Charette as a director nominee
99.6†	Consent of Hung Yu Wu as a director nominee
99.7†	Consent of Frost & Sullivan
107†	Filing Fee Table

____________

*        Filed herewith

**      To be filed by amendment

†        Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on September 13, 2024.

SPRINGVIEW HOLDING LTD
By:	/s/ Zhuo Wang
Name:	Zhuo Wang
Title:	Chairman and Chief Executive Officer (Principal Executive Officer)
By:	/s/ Jordan Yi Chun Tse
Name:	Jordan Yi Chun Tse
Title:	Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	September 13, 2024	/s/ Zhuo Wang
Zhuo Wang, Chairman and Chief Executive Officer (principal executive officer)
Date:	September 13, 2024	/s/ Jordan Yi Chun Tse
Jordan Yi Chun Tse, Chief Financial Officer (principal financial officer and principal accounting officer)
Date:	September 13, 2024	/s/ Siew Yian Lee
Siew Yian Lee, Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on September 13, 2024.

COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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